Exhibit (a)(1)(C)
Notice of Guaranteed Delivery
for
Offer to Purchase for Cash
Any and All Outstanding Ordinary Shares and American Depositary Shares
(each American Depositary Share representing one Ordinary Share)
of
DE RIGO S.p.A.
at
$8.75 Per Ordinary Share and Per American Depositary Share
by
DR 3 S.r.l.
a wholly-owned subsidiary of
DE RIGO HOLDING B.V.

Do not use for signature guarantees

      This form of notice of guaranteed delivery, or a form substantially equivalent to this form, may be used to accept the offer of DR 3 S.r.l., an Italian limited liability company (“DR 3”) and a wholly-owned subsidiary of De Rigo Holding B.V., a Dutch limited liability company that is owned and controlled by Ennio De Rigo and Walter De Rigo, to purchase any and all outstanding ordinary shares, par value €0.26 per ordinary share (“Ordinary Shares”), and outstanding American Depositary Shares, each representing one Ordinary Share (“ADSs”), of De Rigo S.p.A., an Italian stock corporation (“De Rigo”), at $8.75 per Ordinary Share and ADS, net to the seller in cash, without interest thereon and less any required withholding taxes, as described in the Offer to Purchase dated August 4, 2005 (the “Offer to Purchase”), and the related Letter of Transmittal if:

•	certificates representing Ordinary Shares or American Depositary Receipts representing ADSs are not immediately available,
•	the procedures for book-entry transfer of ADSs cannot be completed prior to the expiration date of the offer, or
•	if time will not permit all required documents to reach The Bank of New York, the tender agent for the offer (the “Tender Agent”), prior to the expiration date.
      The term “Expiration Date” means 5:00 P.M., New York City time, on Friday, September 9, 2005, unless DR 3, in its sole discretion, has extended the Offer (as defined in the Offer to Purchase), in which event the term “Expiration Date” shall mean the latest time and date at which the Offer, as so extended by DR 3, will expire. Such form may be delivered by hand or transmitted via facsimile or mailed to the Tender Agent and must include a guarantee by an Eligible Institution (as defined below). See the section “THE TENDER OFFER — Procedure for Tendering Ordinary Shares or ADSs” of the Offer to Purchase.
      The Tender Agent for the Offer is:
The Bank of New York

By Registered or Certified Mail:	By Hand or Overnight Courier:
The Bank of New York	The Bank of New York
Tender & Exchange Department	Tender & Exchange Department — 11W
P.O. Box 11248	101 Barclay Street
Church Street Station	Receive & Deliver Window — Street Level
New York, NY 10286-1248	New York, NY 10286
Facsimile for Eligible Institutions: (212) 815-6433
To Confirm Facsimile Transmission by Telephone: (212) 815-6212
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER
THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

PLEASE COMPLETE AND SIGN
      The undersigned hereby tenders to DR 3 S.r.l., an Italian limited liability company and a wholly-owned subsidiary of De Rigo Holding B.V., a Dutch limited liability company that is owned and controlled by Ennio De Rigo and Walter De Rigo, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 4, 2005 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” and, together with the Offer to Purchase, as amended or supplemented from time to time, the “Offer”), receipt of which is hereby acknowledged, the number of Ordinary Shares or ADSs indicated below pursuant to the guaranteed delivery procedure set forth in the section “THE TENDER OFFER — Procedure for Tendering Ordinary Shares or ADSs” of the Offer to Purchase.

Number of Ordinary Shares or ADSs Tendered:	Name(s) of Record Owner(s):
Share Certificate or ADR Numbers (if available):	(Please Type or Print)

Address(es):

If ADSs will be delivered by book-entry transfer:	(Including Zip Code)

Name of Tendering Institution:	Area Code and Telephone Number:

DTC Participant Number:

Transaction Code Number:	Signature(s):
Date: , 2005

GUARANTEE
(Not to be used for signature guarantee)
      The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchange Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the Share Certificates representing the Ordinary Shares tendered hereby or the ADRs representing the ADSs tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such ADSs into the Tender Agent’s account at The Depository Trust Company (pursuant to the procedures set forth in the section “THE TENDER OFFER — Procedure for Tendering Ordinary Shares or ADSs” of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or an originally signed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Tender Agent at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.
      The Eligible Institution that completes this form must communicate the guarantee to the Tender Agent and must deliver the Letter of Transmittal, Share Certificates or ADRs and/or any other required documents to the Tender Agent within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.
Name of Firm:

Address:

(Including Zip Code)
Area Code and Telephone Number:

Authorized Signature:

Name:

(Please Type or Print)
Title:

Dated: ________________________________________________________________________________, 2005
NOTE: DO NOT SEND SHARE CERTIFICATES OR ADRs WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES AND ADRs ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.